UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RESOURCE REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

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EXPLANATORY NOTE

Resource REIT, Inc. recorded a call script and created materials that encourage stockholders to vote on the proposals outlined in the proxy materials. Included herein is a transcript of the recording and the additional materials.

Hi, this is Alan Feldman, Chief Executive Officer of Resource REIT.

I am reaching out to encourage your participation on important proposals for the upcoming annual meeting. You are one of Resource REIT’s largest shareholders who haven’t yet voted and your participation is very important.

Recently, you received proxy materials that included simple instructions for voting your shares. In fact, you can vote promptly by pressing 1 at any time to be connected with a proxy specialist.

When you vote promptly, it saves the company time, money, and energy by helping to avoid further solicitation.

If this message was recorded on your voicemail, please take a moment to call at your earliest convenience: 844-876-6186 that’s 844-876-6186 to vote your shares or use your proxy card and voting instructions you received in the mail.

Thank you for your time and most importantly, thank you for your vote.

WE STILL NEED YOUR SUPPORT.RESOURCE Scan the code with your phones camera to hear an important message from our CEO, Alan Feldman. Dear Shareholder, I am reaching out to encourage your participation on important proposals for our upcoming annual meeting. You are one of our largest shareholders who have yet to vote and your opinion matters. Your participation is needed as quickly as possible in order to avoid adjournment of the annual shareholder meeting. Your vote is more important than ever, so please ensure that your shares are represented by voting through the methods listed below. If you have any questions or need assistance, please call 1-844-876-6186 and a proxy specialist would be happy to assist you. Resource REIT, Inc. Alan Feldman Chief Executive Officer FOUR WAYS TO VOTE PROXY QUESTIONS? Call 1-844-876-6186 ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PHONE WITHOUT A PROXY CARD Call 1-844-876-6186 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. QR CODE WITH A SMARTPHONE Vote by scanning the Quick Response Code or QR Code on the Proxy Card/VIF enclosed. MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. SAMPLE-LTR

YOUR VOTE IS NEEDED RESOURCE Scan the code with your phones camera to hear an important message from our CEO, Alan Feldman. Dear Shareholder, Your vote is important to the success of our annual shareholder meeting, which is quickly approaching on July 21, 2021. Your voice matters. We urge you to vote as soon as possible to ensure the annual meeting can occur on time. If sufficient votes are not cast in advance of the meeting, it may be necessary to adjourn and reschedule, incurring additional costs. Your participation is urgently needed as the annual shareholder meeting is quickly approaching. If you have any questions, or need assistance voting your shares, please call 1-844-876-6186 and a proxy specialist would be happy to assist you. Please join your fellow shareholders and vote today! Resource REIT, Inc. Alan Feldman Chief Executive Officer FOUR WAYS TO VOTE PROXY QUESTIONS? Call 1-844-876-6186 ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PHONE WITHOUT A PROXY CARD Call 1-844-876-6186 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. QR CODE WITH A SMARTPHONE Vote by scanning the Quick Response Code or QR Code on the Proxy Card/VIF enclosed. MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. SAMPLE-LTR